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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-51117 and 333-33197) pertaining to the 1993 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan of Ultratech Stepper, Inc. of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of Ultratech Stepper, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
March 30, 1999